                                                                  Exhibit No. 10

Form of Amendment of Restricted Stock Award Agreements between AHI and the following executive officers: M.D. Lockhart, M.J. Angello, C.A. Engle, S.J. Senkowski, and W.C. Rodruan.

                            ARMSTRONG HOLDINGS, INC.

                                  AMENDMENT of

                        RESTRICTED STOCK AWARD AGREEMENTS

The Management Development and Compensation Committee of the Board of Directors of Armstrong Holdings, Inc. (the "Company") has determined that it is necessary and appropriate to extend the restriction period applicable to all shares of common stock of the Company remaining subject to restrictions in all previously-issued Restricted Stock Award Agreements with the executive specified below (the "Participant").

In addition to and in extension of all currently-remaining restrictions prescribed in each such Restricted Stock Award Agreement, the restriction period for all remaining shares covered by such Agreements are hereby extended until either the Management Development and Compensation Committee or the Board of Directors of the Company determines that the following conditions have been met:
     1. a Plan of Reorganization has been confirmed by the Court in the chapter 11 case of Armstrong World Industries, Inc., and
     2. the Company determines that it is appropriate to allow the Participant to publicly trade such shares or the proceeds of any distribution to be made to or for the benefit of holders of common stock of the Company under such Plan.

This extension of restrictions is necessary in view of the current illiquid nature of Company stock held by the Participant by reason of Company-imposed constraints on public transactions in Company stock by the Participant relating to the pending chapter 11 case of Armstrong World Industries, Inc.

This letter constitutes an amendment of each currently-existing Restricted Stock Award Agreement between the Participant and the Company. Together with said Agreement(s), this constitutes the complete, binding and conclusive statement of the terms of agreement between the Company and the Participant relative to all currently-remaining Restricted Stock in the name of the Participant. All terms of the Participant's Restricted Stock Award Agreement(s) not modified herein continue as originally provided.

WITNESS the execution hereof the 22nd day of July, 2002.

ATTEST:                                     ARMSTRONG HOLDINGS, INC.

_______________________________             __________________________________
Secretary or Assistant Secretary            Authorized Officer

                            ACCEPTANCE by PARTICIPANT

I agree to the provisions of this Amendment and understand its consequences relative to my receipt of Company stock free of restrictions under previously-issued Restricted Stock Award Agreements. Participant accepts the terms hereof and acknowledges the continuation of restrictions on Restricted Stock as provided herein.

                                            __________________________________
                                            Participant: